Exhibit 10.3

EXECUTION VERSION

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of January 24, 2025 by and between Triller Group Inc., a Delaware corporation (the “Company”), and Roger C. Kennedy (the “Indemnitee”), a director of the Company.

WHEREAS, the Indemnitee has agreed to serve as a director of the Company and in such capacity will render valuable services to the Company;

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve as directors and officers of the Company, the board of directors of the Company (the “Board”) has determined that it is reasonably prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons; and

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and other good and valuable consideration, including, without limitation, the service of the Indemnitee, the receipt of which hereby is acknowledged, and in order to induce the Indemnitee to serve, or continue to serve, as a director of the Company, the Company and the Indemnitee hereby agree as follows:

1 Definitions. As used in this Agreement:

(a) A “Change in Control” occurs upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Shares by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of equity securities of the Company representing fifteen percent (15%) or more of the combined voting power or the combined economic ownership of the Company’s then outstanding equity securities unless the change in relative beneficial ownership of the Company’s equity securities by any Person results solely from a reduction in the aggregate number of outstanding shares of equity securities entitled to vote generally in the election of directors;

(ii) Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1(a)(i), 1(a)(iii) or 1(a)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the equity securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power or the combined economic ownership of the equity securities of the surviving entity outstanding immediately after such merger or consolidation or with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(b) “Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c) “Disinterested Director” with respect to any request by the Indemnitee for indemnification or advancement of expenses hereunder shall mean a director of the Company who neither is nor was a party to the Proceeding (as defined below) in respect of which indemnification or advancement is being sought by the Indemnitee.

(d) “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time;

(e) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

(f) “Expenses” shall mean any expense, liability or loss, including, without limitation, damages, judgments, fines, penalties, settlements and costs, attorneys’ fees and disbursements and costs of attachment or similar bond, investigations, liabilities, losses, taxes, any expense paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding, and any taxes, interests, assessments or other charges imposed as a result of the actual or deemed receipt of any payment under this Agreement.

(g) “Independent Legal Counsel” shall mean any firm of attorneys, selected in accordance with the terms of Section 5(b), so long as such firm is not presently representing and has not in the preceding five (5) years represented the Company, the Company’s subsidiaries or affiliates, the Indemnitee, any entity controlled by the Indemnitee, or any party adverse to the Company in any matter material to any such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements). Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s right to indemnification or advancement of expenses under this Agreement, the Company’s Certificate of Incorporation (the “Charter”), which became effective as of October 15, 2024, or the Company’s bylaws (the “Bylaws”), in each case, as the same may be amended from time to time.

(h) “Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of the Company.

(i) “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, hearing or any other proceeding (including, without limitation, an appeal therefrom), formal or informal, whether brought in the name of the Company or otherwise, whether of a civil, criminal, administrative or investigative nature, and whether by, in or involving a court or an administrative, other governmental or private entity or body (including, without limitation, an investigation by the Company or its Board), in which the Indemnitee was, is or will be involved as a party or otherwise, by reason of (i) the fact that the Indemnitee is or was a director (or a director appointee) or an executive officer of the Company, or is or was serving at the request of the Company as an agent of another enterprise, (ii) any actual, alleged or suspected act or omission or neglect or breach of duty or other obligation, including, without limitation, any actual, alleged or suspected error or misstatement or misleading statement, which the Indemnitee commits or suffers while acting in Indemnitee’s capacity as a director (or director appointee) or executive officer of the Company or any other entity or enterprise for which the Indemnitee was serving at the request of the Company as an agent thereof, (iii) any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise for which the Indemnitee was serving at the request of the Company as an agent thereof, (iv) the Indemnitee attempting to establish or establishing a right to indemnification or advancement of expenses pursuant to this Agreement, the Charter, the Bylaws, applicable law or otherwise or (v) the Indemnitee attempting to establish or establishing a right to recovery under any directors’ and officers’ liability insurance policies maintained by the Company, in each case of the foregoing (i) through (v), whether or not the Indemnitee is acting or serving in any such capacity at the time any Expense is incurred for which indemnification is provided under this Agreement.

(j)   The phrase “serving at the request of the Company as an agent of another enterprise” or any similar terminology shall mean, unless the context otherwise requires, serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic. The phrase “serving at the request of the Company” shall include, without limitation, any service as a director or an executive officer of the Company which imposes duties on, or involves services by, such director or executive officer with respect to the Company or any of the Company’s subsidiaries, affiliates, employee benefit or welfare plans, such plan’s participants or beneficiaries or any other enterprise, foreign or domestic. In the event that the Indemnitee shall be a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, employee benefit or welfare plan or other enterprise, foreign or domestic, 50% or more of the ordinary shares, combined voting power or total equity interest of which is owned by the Company or any subsidiary or affiliate thereof, then it shall be presumed conclusively that the Indemnitee is so acting at the request of the Company.

2 Indemnification. Subject always to Section 6 below, the Company hereby agrees to hold harmless, defend and indemnify the Indemnitee to the fullest extent permitted by applicable law, the Charter and the Bylaws, in each case, as such may be amended from time to time in accordance with Section 17 of this Agreement. In furtherance of the foregoing indemnification and without limiting the generality thereof:

(a) Proceedings. The Company shall indemnify the Indemnitee against all Expenses if the Indemnitee is a party to, or threatened to be made a party to, or is otherwise involved in, any Proceeding, including any Proceeding by or in the right of the Company.

(b) Indemnification for Expenses of Witness. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has prepared to serve or has served as a witness or is made to respond to discovery requests in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee in connection therewith, in each case, to the maximum extent permitted by the Charter and the Bylaws.

(c) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Proceedings, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled, in each case, to the maximum extent permitted by the Charter and the Bylaws.

(d) Successful Claims. To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Proceeding, or any portion thereof, or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, Indemnitee shall be indemnified against all Expenses relating to, arising out of or resulting from such Proceeding, without any further determination under Section 6.

3 Contribution. If the indemnification provided in Section 2 above is unavailable to Indemnitee for any reason (other than those set forth in Section 6) in connection with a Proceeding, the Company, in lieu of indemnifying Indemnitee thereunder, shall, to the maximum extent permitted by the Charter and the Bylaws, contribute to the amount of Expenses paid or payable by the Indemnitee in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and the Indemnitee and/or (b) the relative fault of the Company, the Company’s employees and other directors and such Indemnitee, in each case, in connection with the transaction or events from which such Proceeding arose. The relative fault of the Company, the Company’s employees and other directors and the Indemnitee shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses.

4 Advancement of Expenses. The Expenses incurred by the Indemnitee in any Proceeding shall be paid by the Company in accordance with the terms of this Section 4 in advance of the final disposition of the Proceeding at the written request of the Indemnitee to the fullest extent permitted by applicable law; provided, however, that the Indemnitee shall set forth in such request: (a) an undertaking in writing to repay any advances if it is ultimately determined as provided in Section 5(c) that the Indemnitee is not entitled to indemnification under this Agreement, the Charter, the Bylaws or applicable law; and (b) (if so requested in writing by the Company) reasonable evidence that such Expenses have been incurred by the Indemnitee in connection with such Proceeding. Advances will be unsecured and interest free. Indemnitee shall qualify for such advances upon the execution of this Agreement without any further undertaking. Within five business days after any request by Indemnitee for Expenses to be paid, advanced or reimbursed hereunder, the Company shall, in accordance with such request (but without duplication), (i) pay such Expenses on behalf of Indemnitee, (ii) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (iii) reimburse Indemnitee for such Expenses. For clarity, the Company shall promptly pay, advance or reimburse any expenses of the Indemnitee in order to enforce its right to indemnification under this Agreement in accordance with the terms of Section 2.

5 Indemnification Procedure; Determination of Right to Indemnification.

(a) As soon as reasonably practicable after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim for indemnification in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof in a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The omission to so notify the Company will not relieve the Company from any liability which the Company may have to the Indemnitee under this Agreement unless the Company shall have lost significant substantive or procedural rights with respect to the defense of any Proceeding as a result of such omission to so notify.

(b) The Indemnitee shall be conclusively presumed to be entitled to indemnification under this Agreement unless a determination is made that the Indemnitee is not entitled to indemnification under this Agreement, the Charter, the Bylaws or applicable law by one of the following two methods, which method, if there has not been a Change in Control, shall be: (i) by a majority vote of the Board of a quorum consisting of Disinterested Directors or (ii) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, said Disinterested Directors so direct, by Independent Legal Counsel (selected by such Disinterested Directors or by the Board if a quorum of Disinterested Directors is not obtainable, and, in each case, reasonably approved by the Indemnitee) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee. If a Change in Control shall have occurred and the Indemnitee so requests in writing, such determination shall be made only by Independent Legal Counsel (selected by the Indemnitee and reasonably approved by a quorum of Disinterested Directors or, if such a quorum is not obtainable, by the Board) in the manner set forth in this subsection. The Company shall abide by the determination of the Independent Legal Counsel and pay the reasonable fees of the Independent Legal Counsel incurred in connection with making any such determination.

(c) If (i) a determination is made that the Indemnitee is not entitled to indemnification under this Agreement or (ii) a claim for indemnification or advancement of Expenses under this Agreement is not paid by the Company within thirty (30) days after receipt by the Company of written notice thereof, the Indemnitee is entitled to an adjudication in any court of competent jurisdiction. Such judicial proceeding shall be made de novo. The burden of proving that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the directors of the Company or Independent Legal Counsel to have made a determination prior to the commencement of such action that indemnification or advancement of Expenses is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, if any, nor an actual determination by the directors of the Company or Independent Legal Counsel that the Indemnitee has not met the applicable standard of conduct, shall be a defense for the benefit of the Company to an action by the Indemnitee or create a presumption for the purpose of such an action that the Indemnitee has not met the applicable standard of conduct. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself (A) create a presumption that the Indemnitee did not act in good faith and in a manner which such Indemnitee reasonably believed to be in the best interests of the Company and/or its stockholders, and, with respect to any criminal Proceeding, that the Indemnitee had no reasonable cause to believe that such Indemnitee’s conduct was unlawful or (B) otherwise adversely affect the rights of the Indemnitee to indemnification or advancement of Expenses under this Agreement, except as may be provided herein.

(d) If a court of competent jurisdiction shall determine that the Indemnitee is entitled to any indemnification or advancement of Expenses hereunder, the Company shall, to the maximum extent permitted by the Charter and the Bylaws, pay all Expenses incurred by the Indemnitee (including, but not limited to, any appellate proceedings). For the avoidance of doubt, nothing in this Section 5(d) shall prejudice or limit Indemnitee’s right to advancement of Expenses in accordance with the terms of Section 4.

(e) With respect to any Proceeding for which indemnification or advancement of Expenses is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Company may assume the defense thereof at its own expense, with counsel reasonably satisfactory to the Indemnitee. After notice from the Company to the Indemnitee of its election to assume the defense of a Proceeding and selection of counsel reasonably satisfactory to the Indemnitee, the Company will not be liable to the Indemnitee under this Agreement for any Expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than as provided below. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee, or which would contain an admission of fault by the Indemnitee, without the Indemnitee’s prior written consent. The Indemnitee shall have the right to employ such Indemnitee’s own counsel in any Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of the Indemnitee, unless (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (ii) the named parties in any such Proceeding (including any impleaded parties) include both the Company and Indemnitee, and Indemnitee shall conclude that there may be one or more legal defenses available to such Indemnitee that are different from or in addition to those available to the Company, (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing or (iv) Indemnitee has interests in the claim or underlying subject matter that are different from or in addition to those of other persons against whom the Proceeding has been made or might reasonably be expected to be made. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee.

(f)   Indemnitee shall reasonably cooperate with the Company in connection with any Proceeding for which indemnification or advancement of Expenses is requested by Indemnitee hereunder.

6 Limitations on Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against the Indemnitee:

(a) in connection with any Proceeding initiated and/or brought voluntarily by the Indemnitee and not by way of defense, unless (i) the Board authorized the Proceeding prior to its initiation or (ii) the Proceeding is to enforce indemnification rights under this Agreement, the Charter, the Bylaws, applicable law or otherwise;

(b) in respect of any conduct for which the Indemnitee: (i) did not act in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; or (ii) in the case of criminal Proceedings, had no reasonable cause to believe was lawful;

(c) for (i) any breach of the Indemnitee’s duty of loyalty to the Company or its stockholders, or (ii) acts or omissions not in good faith or which involve, intentional misconduct or a knowing violation of law; or

(d) if a court of competent jurisdiction finally determines that such indemnification is unlawful.

7 Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a Proceeding pursuant to the terms of this Agreement, the Company has directors’ and officers’ insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

8 No Employment Rights. Nothing in this Agreement is intended to create in the Indemnitee any right to employment or continued employment with the Company.

9 Continuation of Indemnification. All agreements and obligations of the Company contained herein shall continue during the period that the Indemnitee is a director of the Company (or is or was serving at the request of the Company as an agent of another enterprise, foreign or domestic) and shall continue thereafter so long as the Indemnitee shall be subject to any Proceeding by reason of the fact that the Indemnitee is or was a director of the Company or is or was serving in any other capacity referred to in this Section 9. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director of the Company or as an agent of another enterprise at the Company’s request.

10 Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed to be exclusive of any other rights to which the Indemnitee may be entitled under the Charter, the Bylaws, any agreement, vote of stockholders or vote of Disinterested Directors, provisions of applicable law, or otherwise, both as to action or omission in the Indemnitee’s official capacity and as to action or omission in another capacity on behalf of the Company while holding such office.

11 Other Indemnity Agreement. Other than this Agreement, the Company has not entered into as of the date of this Agreement, and shall not enter into following the date of this Agreement, any indemnification agreement or side letter or other similar agreement or arrangement (collectively, an “Indemnity Agreement”), or amend any existing Indemnity Agreement, with any existing or future director/executive officer of the Company that has the effect of establishing rights or otherwise benefiting such director/executive officer in a manner more favorable in any respect than the rights and benefits established in favor of the Indemnitee by this Agreement, unless, in each such case, the Indemnitee is offered the opportunity to receive the rights and benefits of such Indemnity Agreement. All Indemnity Agreements shall be in writing.

12 Assignment; Successors and Assigns. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party thereto without the prior written consent of the other party, except that the Company may, without such consent, assign all such rights and obligations to a successor in interest to the Company which assumes all obligations of the Company under this Agreement in a written agreement in form and substance satisfactory to the Indemnitee. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the parties hereto and the Company’s successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company) and assigns, as well as the Indemnitee’s spouses, heirs, and personal and legal representatives.

13 Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents reasonably required and shall do all acts that may be reasonably necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

14 Severability. Each and every section, sentence, term and provision of this Agreement is separate and distinct so that if any section, sentence, term or provision thereof shall be held to be invalid, unlawful or unenforceable for any reason, such invalidity, unlawfulness or unenforceability shall not affect the validity, lawfulness or enforceability of any other section, sentence, term or provision of this Agreement. To the extent required, any section, sentence, term or provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under applicable law. The Company’s inability, pursuant to a court order or decision, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

15 Savings Clause. If this Agreement or any section, sentence, term or provision of this Agreement is invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee as to any Expenses which are incurred with respect to any Proceeding to the fullest extent permitted by any (a) applicable section, sentence, term or provision of this Agreement that has not been invalidated and (b) applicable law.

16 Interpretation; Governing Law. This Agreement shall be construed as a whole and in accordance with its fair meaning and any ambiguities shall not be construed for or against either party. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed and interpreted in accordance with Delaware laws without regard to the conflict of laws principles thereof. Each of the parties to this Agreement irrevocably agrees that the federal and state courts located in the Borough of Manhattan, City of New York, State of New York shall have exclusive jurisdiction to hear and determine any claim, suit, action or proceeding, and to settle any disputes, which may arise out of or are in any way related to or in connection with this Agreement, and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts.

17 Amendments. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought or whom is adversely effected by such amendment. The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Charter, the Bylaws or by other agreements, including directors’ and officers’ liability insurance policies, of the Company.

18 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

19 Notices. Any notice required to be given under this Agreement shall be directed to the Company at Triller Group Inc., 7119 West Sunset Blvd., Suite 782, Los Angeles, CA 90046, and to the Indemnitee at or to such other address as the Indemnitee shall designate to the Company in writing.

20 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Indemnification Agreement as of the date first written above.

TRILLER GROUP INC.

By:
Name:
Title:

INDEMNITEE

Name:
Address:

[Signature Page to Indemnification Agreement]